EXHIBIT (10j.(5))

              FIRM TRANSPORTATION SERVICE AGREEMENT


          THIS AGREEMENT is made and entered into this 22nd day of June, 1994 by and between

          PACIFIC GAS TRANSMISSION COMPANY, a California corporation (hereinafter referred to as "PGT")

                               and

          NORTHWEST NATURAL GAS COMPANY, a corporation existing under the laws of the State of Oregon, (hereinafter referred to as "Shipper").

          WHEREAS, PGT owns and operates a natural gas pipeline transmission system which extends from a point of interconnection with the pipeline facilities of Alberta Natural Gas Company Ltd.
(ANG) at the International Boundary near Kingsgate, British Columbia, through the states of Idaho, Washington and Oregon to a point of interconnection with Pacific Gas and Electric Company at the Oregon-California border near Malin, Oregon; and

          WHEREAS, Shipper desires PGT, on a firm basis, to transport certain quantities of natural gas from Kingsgate, British Columbia and/or from Stanfield, Oregon to various delivery points as specified in Exhibit "A" of this Agreement; and

          WHEREAS, this Agreement will supersede the January 29, 1993 Firm Transportation Service Agreement and its Exhibit A
(Revisions No. 1 and No. 2) between PGT and Shipper for firm transportation service under PGT's Rate Schedule T-3; and

          WHEREAS, PGT is willing to transport certain quantities of natural gas for Shipper on a firm basis,

          NOW, THEREFORE, the parties agree as follows:

                    I.  GOVERNMENTAL AUTHORITY

          1.1 This Firm Transportation Agreement ("Agreement") is made pursuant to the regulations of the Federal Energy
Regulatory Commission (FERC) contained in 18 CFR Part 284, as amended from time to time.

          1.2 This Agreement is subject to all valid legislation with respect to the subject matters hereof, either state or federal, and to all valid present and future decisions, orders, rules, regulations and ordinances of all duly constituted governmental authorities having jurisdiction.

          1.3 Shipper shall reimburse PGT for any and all filing fees incurred by PGT in seeking governmental authorization for the initiation, extension, or termination of service under this Agreement and Rate Schedule FTS-1. Shipper shall reimburse PGT for such fees at PGT's designated office within ten (10) days of receipt of notice from PGT for any and all penalty fees or fines assessed PGT caused by the negligence of Shipper in not obtaining all proper Canadian and domestic import/export licenses, surety bonds or any other documents and approvals related to the Canadian exportation and subsequent domestic importation of natural gas transported by PGT hereunder.

           II.  QUANTITY OF GAS AND PRIORITY OF SERVICE

          2.1 Subject to the terms and provision of this Agreement and PGT's Transportation General Terms and Conditions contained in PGT's FERC Gas Tariff First Revised Volume No. 1-A applicable to Rate Schedule FTS-1, daily receipts of gas by PGT from Shipper at the point(s) of receipt shall be equal to daily deliveries of gas by PGT to Shipper at the point(s) of delivery; provided, however, Shipper shall deliver to PGT an additional quantity of natural gas at the point(s) of receipt as compressor station fuel, line loss and unaccounted for gas as specified in the Statement of Rates and Charges of PGT's FERC Gas Tariff First Revised Volume No. 1-A. Any limitations of the quantities to be received from each point of receipt and/or delivered to each point of delivery shall be as specified on the Exhibit A attached hereto.

          2.2 The maximum quantities of gas to be delivered by PGT for Shipper's account at the point(s) of delivery are set forth in Exhibit A.

          2.3 In providing service to its existing or new customers, PGT will use the priorities of service specified in Paragraph 18 of PGT's Transportation General Terms and Conditions on file with the FERC.

          2.4 Prior to initiation of service, Shipper shall provide PGT with any information required by the FERC, as well as all information identified in PGT's Transportation General Terms and Conditions applicable to Rate Schedule FTS-1.

                     III.  TERM OF AGREEMENT

          3.1 This Agreement shall become effective on November 1, 1995 and shall continue in full force and effect until November 1, 2015. Thereafter, this Agreement shall continue in effect from year to year unless Shipper gives twelve
(12) months prior written notice of its desire to terminate this Agreement.

               IV.  POINTS OF RECEIPT AND DELIVERY

          4.1 The primary point of receipt of gas deliveries to PGT is as designated in Exhibit A, attached hereto.

          4.2 The primary point of delivery of gas to Shipper is as designated in Exhibit A, attached hereto.

          4.3 Shipper shall deliver or cause to be delivered to PGT the gas to be transported hereunder at pressures sufficient to deliver such gas into PGT's system at the point(s) of receipt. PGT shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in PGT's system at the point(s) of delivery.

          4.4  Pursuant to Paragraph 29 of PGT's Transportation
General Terms and Conditions, Shipper may designate other receipt and/or delivery points as secondary receipt or delivery points.

                     V.  OPERATING PROCEDURE

          5.1 Shipper shall conform to the operating procedures set forth in PGT's Transportation General Terms and Conditions.

          5.2 Nothing in Section 5.1 shall compel PGT to transport gas pursuant to Shipper's request on any given day.
PGT shall have the right to interrupt or curtail the transport of gas for the account of Shipper pursuant to PGT's Transportation General Terms and Conditions applicable to Rate Schedule FTS-1.

                VI.  RATE(S), RATE SCHEDULES, AND
             GENERAL TERMS AND CONDITIONS OF SERVICE

          6.1 Shipper shall pay PGT each month for services rendered pursuant to this Agreement in accordance with PGT's Rate
Schedule FTS-1, or superseding rate schedule(s), on file with and subject to the jurisdiction of FERC.

          6.2 Shipper shall compensate PGT each month for compressor station fuel, line loss and other unaccounted for gas associated with this transportation service provided herein in accordance with PGT's Rate Schedule FTS-1, or superseding rate schedule(s), on file with and subject to the jurisdiction of the FERC.

          6.3 This Agreement in all respects shall be and remains subject to the applicable provisions of Rate Schedule FTS-1, or superseding rate schedule(s) and of the applicable Transportation General Terms and Conditions of PGT's FERC Gas Tariff First Revised Volume No. 1-A on file with the FERC, all of which are by this reference made a part hereof.

          6.4 PGT shall have the unilateral right from time to time to propose and file with FERC such changes in the rates and charges applicable to transportation services pursuant to this Agreement, the rate schedule(s) under which this service is hereunder provided, or any provisions of PGT's Transportation General Terms and Conditions applicable to such services.
Shipper shall have the right to protest any such changes proposed by PGT and to exercise any other rights that Shipper may have with respect thereto.

                       VII.  MISCELLANEOUS

          7.1 This Agreement shall be interpreted according to the laws of the State of California.

          7.2 Shipper agrees to indemnify and hold PGT harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

          7.3 Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered by registered mail or facsimile with all postage or charges prepaid, to either PGT or Shipper at the place designated below. Routine communications, including monthly statements and payment, shall be considered as duly delivered when received by ordinary mail. Unless changed, the addresses of the parties are as follows:

     "PGT"          PACIFIC GAS TRANSMISSION COMPANY
                    160 Spear Street
                    Room 1900
                    San Francisco, California 94105-1570
                    Attention:     President & CEO

     "Shipper"      NORTHWEST NATURAL GAS COMPANY
                    220 N. W. Second Avenue
                    Portland, Oregon 97209
                    Attention: Senior Vice President
                               Operations and Information
                                   Services

          7.4 A waiver by either party of any one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

          7.5 This Agreement may only be amended by an instrument in writing executed by both parties hereto.

          7.6 Nothing in this Agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the term set forth herein, except that termination of this Agreement shall not relieve either party of the obligation to correct any quantity imbalances or Shipper of the obligation to pay any amounts due hereunder to PGT.

          7.7 Exhibit(s) A and C attached hereto are by reference and made a part hereof for all purposes.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                         PACIFIC GAS TRANSMISSION COMPANY

                         By: /s/ Stephen P. Reynolds
                         Name: Stephen P. Reynolds
                         Title: President & CEO
                         Date: 6/22/94

                         NORTHWEST NATURAL GAS COMPANY

                         By: /s/ Dwayne L. Foley
                         Name: Dwayne L. Foley
                         Title: Sr. Vice President
                         Date: 6/13/94

                              LEGAL DEPARTMENT
                              Approved As To Form
                              This Date 6/13/94
                              By SKA


                            EXHIBIT A

                              To the
              FIRM TRANSPORTATION SERVICE AGREEMENT
                   Dated June 22, 1994 Between
                 PACIFIC GAS TRANSMISSION COMPANY
                               And
                  NORTHWEST NATURAL GAS COMPANY



Primary             Primary        Maximum Daily Quantity (MDQ)
Receipt             Delivery       (Delivered) MMBtu/d
Point               Point

Kingsgate, BC       Stanfield, OR            56,000

          TO BE COMPLETED WHEN SHIPPER RELEASES CAPACITY


                            EXHIBIT C

                             To the
              FIRM TRANSPORTATION SERVICE AGREEMENT
                   Dated June 22, 1994 Between
                 PACIFIC GAS TRANSMISSION COMPANY
                               And
                  NORTHWEST NATURAL GAS COMPANY


Type of Replacement Service:

Replacement Shipper:

Receipt Point:

Delivery Point:

Maximum Daily Quantity:

Commencement of Credit:

Termination of Credit:

Level of Credit:    ____ percent of the maximum rate defined as
                    ___________________________________________
                    ___________________________________________

                    applicable for service under Rate Schedule
                    FTS-1

Other Terms and Conditions:

1)___________________________________________________
2)___________________________________________________
3)___________________________________________________